Exhibit 99.1
News from The Chubb Corporation

                    The Chubb Corporation
                    15 Mountain View Road • P.O. Box 1615
                    Warren, New Jersey 07061-1615
                    Telephone: 908-903-2000

Chubb Estimates Pre-Tax Losses from Hurricane Frances
at Approximately $50 Million

     WARREN, New Jersey, September 20, 2004 — The Chubb Corporation [NYSE: CB] announced today that its losses from Hurricane Frances are estimated to be approximately $50 million pre-tax.

For further information contact:	Investors:	Glenn A. Montgomery
908-903-2365

	Media:	Mark E. Greenberg
908-903-2682

Certain statements made in this release should be considered forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. Chubb cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including annual and quarterly reports and other documents filed by The Chubb Corporation with the Securities and Exchange Commission.